Exhibit 10.11

AGORA, INC.
EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made by and between Agora, Inc., a company incorporated in Cayman Islands with limited liability (the “Company”) and [*], an individual with Passport number [*](“Executive”) (collectively, the “Parties”, and each, a “Party”), dated as of , 20 .
References to the “Company” herein shall be deemed to also include all Company subsidiaries and affiliates as comprised from time to time.
RECITALS
WHEREAS, the Company desires that Executive be employed by the Company to carry out the duties and responsibilities described below, all on the terms and conditions hereinafter set forth; and
WHEREAS, Executive desires to accept such employment on such terms and conditions.
NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:
1.Position. Executive hereby accepts a position of _______________ (the “Employment”) of the Company.
2.Term of Agreement. Unless otherwise terminated as hereinafter provided, the term of this Agreement (the “Term”) shall be _______________, commencing on      , 20     .
3.Compensation.
(a)    Base Salary and Cash Bonus. Executive’s base salary during the Term shall be provided by the Company as set out in the Exhibit B. The base salary shall be payable in accordance with the Company’s standard payroll practices. Executive shall be eligible for cash bonus, the payment time and amount of which shall be at the sole discretion of the Company.
(b)    Benefits. Executive will be entitled to participate in or receive any fringe benefit, retirement, health and welfare, and other employee benefit plans, policies, or arrangements maintained by the Company for its key management employees in effect from time to time which Executive is eligible to participate, subject to the applicable terms and conditions of the particular benefit plan or policy and/or the determination of the Board of Directors of the Company (“Board”), as applicable. The benefit plan may include, without limitation, international medical insurance for Executive and his spouse and dependent children subject to applicable scheme rules.
(c)    Reimbursement. The Company shall reimburse Executive for all ordinary, necessary and reasonable travel and other business expenses incurred by Executive in connection with the performance of his duties hereunder.

4.Confidential Information.
(a)    Company Information. Executive shall at all times during his employment with the Company and after the termination thereof, to hold in the strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Company, any company confidential information (“Company Confidential Information”, which means any non- public information that relates to the actual or anticipated business, research or development of the Company, or to the Company’s technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which he called or with which he may become acquainted during the term of his employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances and other business information; provided, however Company Confidential Information does not include any of the foregoing items to the extent the same have become publicly known or made generally available without breach of his obligations hereunder or already known to the person receiving such information without breach of his obligations hereunder). Any his unauthorized use or disclosure of Company Confidential Information during his employment will lead to disciplinary action, up to and including immediate termination and legal action by the Company.
(b)    Former Employer Information. During Executive’s employment with the Company, he shall not use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity, except as expressly authorized by such form employer or other person or entity in writing in advance. He shall not bring onto the premises of the Company or transfer onto the Company’s technology systems any unpublished document, proprietary information or trade secrets belonging to any such employer, person or entity unless consented to in writing by both Company and such employer, person or entity.
(c)    Third Party Information. The Company may have received and in the future may receive from third parties associated with the Company, e.g., the Company’s customers, suppliers, licensors, licensees, partners, or collaborators (“Associated Third Parties”) their confidential or proprietary information (“Associated Third Party Confidential Information”). By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. At all times during Executive’s employment with the Company and thereafter, he shall hold in the strictest confidence, and not use or disclose to any person, firm or corporation any Associated Third Party Confidential Information, except as necessary in carrying out his work for the Company consistent with the Company’s agreement with such Associated Third Parties. Any Executive’s unauthorized use or disclosure of Associated Third Party Confidential Information during his employment will lead to disciplinary action, up to and including immediate termination and legal action by the Company.

5.Inventions.
(a)    Inventions Retained and Licensed. A list is attached hereto as Exhibit A, describing all inventions, discoveries, original works of authorship, developments, improvements, and trade secrets, which were conceived in whole or in part by Executive prior to his employment with the Company, and which relate to the Company’s proposed business, products, or research and development (“Prior Inventions”); or, if no such list is attached, Executive represents and warrants that there are no such Prior Inventions. Furthermore, Executive represents and warrants that the inclusion of any Prior Inventions from Exhibit A of this Agreement will not materially affect his ability to perform all obligations under this Agreement. If, in the course of Executive’s employment with the Company, he incorporates into or uses in connection with any product, process, service, technology or other work by or on behalf of Company any Prior Invention, he hereby grants to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license, with the right to grant and authorize sublicenses, to make, have made, modify, use, import, offer for sale, and sell such Prior Invention as part of or in connection with such product, process, service, technology or other work and to practice any method related thereto.
(b)    Assignment of Inventions. To the extent permitted by law, Executive shall promptly make full written disclosure to the Company, hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company, or its designee, all his right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under patent, copyright or similar laws, which he may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time he is in the employ of the Company (including during his off-duty hours), or with the use of Company’s equipment, supplies, facilities, or Company Confidential Information (collectively referred to as “Inventions”). The decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit and no royalty or other consideration shall be due to Executive as a result of the Company’s efforts to commercialize or market any such Inventions.
(c)    Maintenance of Records. Executive shall keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by him (solely or jointly with others) during the term of his employment with the Company. The records shall be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. The records are and will be available to and remain the sole property of the Company at all times.
(d)    Patent and Copyright Registrations. Executive shall assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions and any rights relating thereto, and testifying in a suit or other proceeding relating to such Inventions and any rights relating thereto. Executive’s obligation to execute or cause to be executed, when it is in his power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of Executive’s mental or physical incapacity or for any other reason to secure his signature with respect to any Inventions including, without limitation, to apply for or to pursue any application for any patents or copyright registrations covering such Inventions in the United States, PRC, EU, or other jurisdictions, then the Company and its duly authorized officers and agents may as his agent and attorney in fact, act for and in his behalf and stead to execute and file any papers, oaths and to do all other lawfully permitted acts with respect to such Inventions with the same legal force and effect as if executed by him.
6.Conflicting Employment.
(a)    Current Obligations. During the term of Executive’s employment with the Company, he shall not engage in or undertake any other employment, occupation, consulting relationship or commitment that (i) is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved or (ii) involves any significant devotion of time or attention, nor shall he engage in any other activities that conflict with his obligations to the Company.
(b)    Prior Relationships. Without limiting Section 6(a), Executive represents that he has no other agreements, relationships or commitments to any other person or entity that conflict with his obligations to the Company under this Agreement or his ability to become employed and perform the services for which he is being hired by the Company. If Executive has signed a confidentiality agreement or similar type of agreement with any former employer or other entity, he shall comply with the terms of any such agreement to the extent that its terms are lawful under the applicable law. Executive represents and warrants that after undertaking a careful search (including searches of his computers, cell phones, electronic devices and documents), he has returned all property and confidential information belonging to all prior employers. Moreover, in the event that the Company or any of its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor or successor corporations, or assigns is sued based on any obligation or agreement to which Executive is a party or is bound, he shall fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by the Company (the indemnitee) in the event that it is the subject of any legal action resulting from any breach of his obligations under this Agreement, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action.
7.Returning Company Documents. Upon separation from employment with the Company or on demand by the Company during Executive’s employment, he shall immediately deliver to the Company, and shall not keep in his possession, recreate or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, as well as all devices and equipment belonging to the Company (including computers, handheld electronic devices, telephone equipment, and other electronic devices), Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, photographs, charts, all documents and property, and reproductions of any of the aforementioned items that were developed by him pursuant to his employment with the Company, obtained by him in connection with his employment with the Company, or otherwise belonging to the

Company, its successors or assigns, including, without limitation, those records maintained pursuant to Section 5(c). An exit interview may be conducted to confirm Executive’s compliance with this Section 7.
8.Notification of New Employer. In the event that Executive leaves the employ of the Company, he hereby grants consent to notification by the Company to his new employer about his obligations under this Agreement.
9.Solicitation. For a period of two (2) years after the termination of Executive’s relationship with the Company for any reason, whether voluntary or involuntary, with or without cause, Executive shall not either directly or indirectly (i) solicit, influence or entice, or attempt to solicit, influence or entice any of the Company’s employees to leave their employment, either for himself or for any other person or entity, or (ii) solicit any customer or supplier of the Company to cease its relationship with the Company or do business with or become associated with any entity that engaged in providing, distributing or manufacturing goods or services which are substantially similar to those provided, distributed or manufactured by the Company.
10.Representations. Executive shall execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Executive represents that his performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by him in confidence or in trust prior to his employment by the Company. Executive hereby represents and warrants that he has not entered into, and he will not enter into, any oral or written agreement in conflict herewith.
11.Obligations. The Executive hereby undertakes with the Company that during the Term, he shall:
(a)    devote substantially all of his time and attention to the duties of his office, and use his reasonably best endeavors to carry out his duties and to protect, promote and act in the best interests of the Company at all times;
(b)    faithfully and diligently perform such duties and exercise such powers as are consistent with his office and as given to him by the Board of Directors of the Company (the “Board”);
(c)    discharge his duties and exercise his powers according to the best of his business judgment; and
(d)    in the discharge of such duties and in the exercise of such powers comply with any and all lawful directions and instructions from time to time reasonably made or given to him by the Board.
12.Termination. Prior to expiration of the Term, the Employment may be terminated as follows.
(a)    By the Company. The Company may terminate the Employment for cause without advance notice or remuneration, if (i) Executive is convicted or pleads guilty to a felony or to an act of fraud, misappropriation or embezzlement, (ii) Executive has been negligent or acted dishonestly to the detriment of the Company, (iii) Executive has engaged in actions amounting to misconduct or failed to perform his/her duties hereunder and such failure continues after Executive is afforded a reasonable opportunity to cure such failure, (iv) Executive has died, or (v) Executive has a disability which shall mean a physical or mental impairment which, as reasonably determined by the Board, renders Executive unable to perform the essential functions of his/her employment with the Company, even with reasonable accommodation that does not impose an undue hardship on the Company, for more than 180 days in any 12-month period, unless a longer period is required by applicable law, in which case that longer period would apply.
(b)    By Executive. Executive may resign if such resignation is approved by the Board.
13.Assignment. Executive may not assign this Agreement. The Company may not assign this Agreement without Executive’s consent.
14.Entire Agreement. This Agreement, together with the Exhibits herein, sets forth the entire agreement and understanding between the Company and Executive relating to the subject matter herein and supersedes all prior discussions or representations between the Parties including, but not limited to, any representations made during Executive’s interview(s) or relocation negotiations, whether written or oral. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the Parties. Any subsequent change or changes in Executive’s duties, salary or compensation will not affect the validity or scope of this Agreement.
15.Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgement of complete transmission) to the Parties hereto at the following addresses (or at such other address for a Party as shall be specified by like notice), provided, however that notices sent by mail will not be deemed given until received:
If to Company: _______________
If to Executive: _______________
16.Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. Each party hereto irrevocably agrees that shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of or in connection with this Agreement and for such purposes irrevocably submits to the jurisdiction of such courts.
17.Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.
18.Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.
19.Rules of Construction. Executive and the Company each acknowledge that they have read and understood this Agreement and execution of this Agreement and therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in any agreement will be construed against the Party drafting such agreement.
20.Successors and Assigns. This Agreement will be binding upon Executive’s heirs, executors, assigns, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. There are no intended third party beneficiaries to this Agreement except as expressly stated.
21.Waiver. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
22.Survivorship. The rights and obligations of the parties to this Agreement will survive termination of Executive’s employment with the Company.
23.Counterparts and Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.
24.Effective Date. This Agreement is effective as of the first day of Executive’s employment with the Company.
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IN WITNESS WHEREOF, the Parties have duly executed this agreement as of the date first above written.

Date:
Authorized Signatory

Agora Inc.

Date:
Signature

Name of Employee (typed or printed)

Exhibit A
LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

[●]	[●]	[●]
____No inventions or improvements
____Additional Sheets Attached
Signature of Employee:________________________Print Name of Employee:________Date: ______

Exhibit B

	Amount	Pay Period
Base Salary	[●]	[●]